Press Release

Dollarama Group L.P. to Report

First Quarter Fiscal 2008 Results

MONTREAL, June 19, 2007 – Dollarama Group L.P., the leading operator of dollar discount stores in Canada, will report its financial results for the first quarter ended May 6, 2007 on Wednesday, June 20, 2007.

Dollarama Group’s Chief Executive Officer, Mr. Larry Rossy, will hold a conference call for investors on Thursday, June 21, 2007 at 10:00 a.m. EDT to discuss the company’s results. To participate in the call, please dial 514-868-1042 or 1-866-862-3897.

This conference call will be recorded and available for replay beginning two hours after the end of the call and will be available through Friday, June 29, 2007. To access the replay, please dial 514-861-2272 or 1-800-408-3053, then the access number 3226598#.

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About Dollarama Group L.P.

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 477 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at a fixed price of $1.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

For information:

Robert Coallier

Chief Financial Officer

514-737-7080 ext. 238

robert.coallier@dollarama.com

Alex Stanton

Stanton Crenshaw Communications

(212)780-1900

alex@stantoncrenshaw.com